Exhibit (s)(2)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Business Development Corporation of America and Business Development Corporation of America II (the “Company”) constitutes and appoints Peter M. Budko and James Tanaka as true and lawful attorneys-in-fact and agents, with full and several power of substitution, on behalf of the Company and on behalf of the undersigned to take any appropriate action to execute and file with the U.S. Securities and Exchange Commission (the “SEC’) the registration statement on Form N-2 for the Company and any and all amendments to such registration statement, execute and file with the SEC and any stock exchange or similar authority, for and on behalf of the undersigned, Forms 3, 4 and 5 (including amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder, execute and file any request for exemptive relief from state and federal regulations, do and perform any and all such acts as such attorneys-in-fact may deem necessary or advisable in order to comply with the applicable laws of the United States or any individual state, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, notices, surety bonds, irrevocable consents and appointments of attorneys for service of process; granting to such attorneys-in-fact and agents, full power and authority to do and perform each and every act requisite and necessary to be done in connection therewith, as fully as each might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This power of attorney may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

NAME	CAPACITY	DATE

/s/ Randolph C. Read	Independent Director	December 16, 2014
Randolph C. Read